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                                                                  July 25, 2000
                                                           Boston, Massachusetts

Board of Trustees and Shareholders
Hewitt Series Trust


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                   /s/ KPMG LLP
                                   ----------------------------
                                   KPMG LLP